UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2024

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2024, Brainstorm Cell Therapeutics, Inc. (the “Company”) announced the appointment of Dr. Hartoun Hartounian as its Executive Vice President and Chief Operating Officer, effective as of June 24, 2024 (the “Start Date”).

Dr. Hartounian, age 64, led BioCentriq from inception to its $73 million acquisition by GC Holdings (Korea), acting as its founder and serving as a member of its board of directors, as well as its Chief Executive Officer and President, from May 2022 to December 2023. He also served as BioCentriq’s General Manager from June 2015 to May 2022. Prior to that, he co-founded DiaVacs and served as a member of its board of directors and as its Chief Executive Officer from February 2013 to April 2015. Additionally, he was the founder and Chief Executive Officer of Allied Bioventures from September 2011 to February 2013. From November 2008 to September 2011, he was Chief Executive Officer, President and a member of the board of directors of Vyteris Inc., where he led the company through a successful turnaround, reorganization, merger and business transformation, positioning it for growth and success in the Contract Research Organization industry. Further, Dr. Hartounian has been an affiliated faculty member at the New Jersey Institute of Technology in the Department of Chemistry and Environmental Sciences since April 2020, as well as an adjunct faculty member in the Department of Chemical Engineering at Columbia University from March 2015 to May 2022. Dr. Hartounian holds a Ph.D. in Chemical Engineering and a minor in Biochemistry from the University of Delaware, an M.S. in Chemical Engineering from the University of California and a B.S. in Chemical Engineering from Arya-Mehr (Sharif) University of Technology, where he was first-ranked in his class.

In connection with his appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Dr. Hartounian that governs the terms of his employment with the Company. The Employment Agreement provides for an initial base annual salary of $450,000, an option to purchase 60,000 shares of the Company’s common stock (the “Option”), and a one-time grant of 30,000 shares of the Company’s restricted common stock (“Restricted Stock Grant”). The exercise price of the Option will be equal to the fair market value per share of the Company’s common stock as of the date on which such Option is granted, as determined by the Board. 25% of the shares underlying the Option shall vest and become exercisable on the first anniversary of the Start Date, and the remaining shares underlying the Option shall vest and become exercisable in equal quarterly installments thereafter, until fully vested and exercisable on the fourth anniversary of the grant date, provided that Dr. Hartounian remains continuously employed by the Company from the date of the grant through each of the applicable vesting dates. The Restricted Stock Grant shall vest in full on the first anniversary of the Start Date, provided that Dr. Hartounian remains continuously employed by the Company.

Additionally, pursuant to the Employment Agreement, Dr. Hartounian will be eligible for an annual cash bonus of up to 35% of his base salary, as well as a one-time signing bonus of ten thousand ($10,000) U.S. Dollars, payable within 60 days of his start date. Further, Dr. Hartounian will be eligible to participate in the Company’s employee benefits, including but not limited to a Section 401(k) retirement plan, as well as health, dental and long-term disability plans as are established by the Company and as are from time to time applicable to executives of the Company.

Pursuant to the Employment Agreement, if Dr. Hartounian is terminated “without cause” or resigns for “good reason” (in each case, as defined in the Employment Agreement), Dr. Hartounian will be entitled to, subject to his execution of and compliance with both a separation agreement and general release; his resignation from all positions he holds within the Company and its affiliate at the time of his termination or resignation; and his compliance with the provisions of his restrictive covenant agreement: (i) continuation of his base salary as of the date of termination for the six (6) month period that immediately follows the date of termination or resignation; (ii) a lump-sum payment in an amount equal to Dr. Hartounian’s full target annual bonus for any prior year’s annual bonus, as acknowledged by the Company and not paid as of the date of termination, for a prorated annual bonus calculated at the full target amount through the date of termination (subject to the Company’s acknowledgement that an annual bonus, or part of it, is owed to him); and (iii) if elected, up to six (6) months of the employer portion of the COBRA premium contributions.

The forgoing summary of the material terms of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2024.

There are no family relationships between Dr. Hartounian and any other director, executive officer or nominees thereof of the Company. There are no related party transactions between the Company and Dr. Hartounian that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

A copy of the Company’s press release, published June 20, 2024 and announcing Dr. Hartounian’s appointment to Executive Vice President and Chief Operating Officer, is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description No.

99.1	Press Release issued by Brainstorm Cell Therapeutics Inc., dated June 20, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: June 20, 2024	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer